Mietvertrag
für gewerbliche Objekte

OmniComm Europe GmbH

Mieter

Kaiserstraße 139-141

Straße und Hausnummer

53113 Bonn

Ort

für eine Büroetage in 53113 Bonn, Kaiserstraße 139-141, 1. Obergeschoss.

Zwischen

Dr. Mechthild Upgang Women Business Park GmbH & Co.KG

vertreten durch die Hausverwaltung Herbert Feldmann,
geschäftsansässig Rheinallee 10-11, 53639 Königswinter

als Vermieterin

und

OmniComm Europe GmbH

vertreten durch Frau Dr. Yvonne Rollinger
z.Zt. geschäftsansässig Graurheindorfer Straße 35-39, 53111 Bonn

als Mieterin

wird folgender Geschäftsraummietvertrag geschlossen:

§ 1 Mietgegenstand

1.1. Die Vermieterin vermietet an die Mieterin die im Anwesen 53113 Bonn, Kaiserstraße 139-141 gelegenen Büroräume wie nachstehend aufgeführt:

Büroräume im 1. OG, ganze Etage mit 15 Räumen (teilweise mit Einbauschränken), eine kleine Küche (ohne Küchenzeile), 2 x 2 WC-Anlagen, 2 Balkone und 3 Stellplätze (Carports) (gem. Anlage)

1.2 Eine Untervermietung ist nur mit ausdrücklicher Genehmigung der Vermieterin erlaubt. Die Genehmigung zur Untervermietung ist schriftlich einzuholen.

1.3 Die Mietfläche beträgt ca. 345,00 m²

§ 2 Mietdauer

2.1 Das Mietverhältnis und die Mietzahlungspflicht beginnen am **01. August 2012** und enden am **30. Juli 2015**.

Das Mietverhältnis verlängert sich nach Ablauf der Mietzeit um jeweils ein Jahr, wenn es nicht von einer der Vertragsparteien unter Einhaltung einer Frist von sechs Monate vor Ablauf der Mietzeit gekündigt wird. Die Kündigung bedarf der Schriftform.

2.2 Es gelten die gesetzlichen Kündigungsfristen.

§ 3 Miete, Nebenkosten, Zahlungsweise

3.1 Die Miete für den in § 1 beschriebenen Mietgegenstand beträgt monatlich

Kaltmiete Büroetage 1.OG	€	3.795,00
Betriebskosten	€	930,00
2 Stellplätze Carport (SP2 + SP3) á 60,00 EUR	€	120,00
1 Stellplatz Carport (SP1) á 45,00 EUR	€	45,00
Bruttomiete	**€**	**4.890,00**

3.2 Die Mieterin trägt sämtliche Betriebskosten i. S. v. **§ 2 der Betriebskostenverordnung**. Eine Aufstellung dieser Betriebskosten ist dem Vertrag als Anlage 1 beigefügt. Diese Anlage 1 ist wesentlicher Bestandteil des Vertrages.

Die Vermieterin ist berechtigt, die Höhe der Vorauszahlungen entsprechend anzupassen, wenn sich die Betriebskosten erhöhen. Über die Betriebskosten wird jährlich abgerechnet. Im Falle des Auszugs der Mieterin während der Abrechnungsperiode ist die Vermieterin berechtigt, die Kostenverteilung bei der nächst fälligen Abrechnung vorzunehmen. Soweit solche bestehen, richtet sich der Umlegungsmaßstab nach den gesetzlichen Bestimmungen, ansonsten ist er von der Vermieterin nach billigem Ermessen zu bestimmen.

3.3 Die Miete ist monatlich im Voraus, spätestens am dritten Werktag des jeweiligen Monats zur Zahlung fällig.

3.4 **Die Gesamtmiete in Höhe von € 4.890,00 ist an die Vermieterin auf deren Bankkonto bei der Sparkasse Bonn, BLZ 370 501 98, Konto-Nr. 17 539 743 zu zahlen.**

Für die Rechtzeitigkeit der Zahlung kommt es nicht auf die Absendung, sondern auf den Eingang, bzw. Gutschrift des Geldes an. Bei verspäteter Zahlung ist die Vermieterin berechtigt für jede schriftliche Mahnung eine Mahngebühr in Höhe von € 10,00 zu verlangen.

§ 4 Erhöhung bzw. Neueinführung von Betriebskosen

4.1 Die Vermieterin ist berechtigt, Erhöhungen bzw. Neueinführungen von Betriebskosten durch schriftliche Erklärung anteilig auf die Mieterin umzulegen. Die Erklärung ist nur wirksam, wenn in ihr der Grund für die Umlage bezeichnet und erläutert wird.

4.2 Die Fälligkeit der geschuldeten Umlage tritt mit Beginn des auf die Erklärung folgenden übernächsten Monats ein.

4.3 Werden diese Mehrkosten von der Vermieterin nicht unmittelbar nach Entstehen umgelegt, ist hierin kein Verzicht auf die Geltendmachung dieser Kosten im Rahmen der gesetzlichen Bestimmungen zu sehen.

4.4 Die vorstehende Bestimmung gilt auch dann, wenn eine Brutto-Miete vereinbart ist bzw. auf die Betriebskosten ein Pauschalbetrag bezahlt wird.

§ 5 Wertsicherung

5.1 Ändert sich der vom Statistischen Bundesamt für die Bundesrepublik Deutschland amtlich festgestellte und veröffentlichte Verbraucherpreisindex für Deutschland um fünf oder mehr Prozent gegenüber dem Stand zum Zeitpunkt des Vertragsabschlusses (= 5 Punkte auf der Basis 2000 = 100 Punkte), so ändert sich die Miete im gleichen prozentualen Verhältnis. Diese Änderung wird ab dem Monat wirksam, ab dem die fünf und mehr Prozent erreicht worden sind.

5.2 In jedem Fall einer erneuten Änderung des Indexes um fünf und mehr Prozent gegenüber dem Stand, auf dem die vorangegangene Anpassung beruhte, ist eine erneute Anpassung auf der Grundlage der jeweils letzten Miete vorzunehmen. Abs. 1 Satz 2 gilt entsprechend.

5.3 Wird während der Laufzeit des Vertrags eine Indexneuberechnung veröffentlicht, so muss auf die neue Originalberechnung übergegangen werden. Der Zeitpunkt des Übergehens ist der Monat, ab dem letztmalig der Euro-Betrag der Indexentwicklung angepasst wurde. Zahlungsverpflichtungen der Vergangenheit sind als abgeschlossen zu betrachten; aufgrund einer Indexneuberechnung werden die gezahlten Geldbeträge nicht nochmals rückwirkend neu berechnet.

§ 6 Kaution

6.1 Die Mieterin leistet zu Beginn des Mietverhältnisses der Vermieterin zur Sicherung der Erfüllung ihrer Verpflichtungen aus dem Mietverhältnis eine Kaution in Höhe von
€ 7.590,00.

6.2 Die Vermieterin wird die Kautionssumme nach Erhalt getrennt von ihrem Vermögen zu dem für Spareinlagen mit dreimonatiger Kündigungsfrist üblichen Zinssatz anlegen.

6.3 Die Mieterin kann auch eine selbstschuldnerische unwiderrufliche, unbefristete und unbedingte Bürgschaft einer Großbank bzw. öffentliche Sparkasse als Kaution hinterlegen.

6.4 Die Vermieterin ist berechtigt, sich wegen Forderungen, die sie gegen die Mieterin während oder nach Beendigung der Mietdauer im Zusammenhang mit diesem Vertrag gegen die Mieterin erlangt, aus der Kaution zu befriedigen. Bei einer Befriedigung der Vermieterin während der Vertragsdauer ist die Mieterin verpflichtet, die Kautionssumme unverzüglich wieder auf den ursprünglichen, in § 6.1 genannten Betrag aufzustocken.

6.5 Über die Kaution ist nach Beendigung der Mietzeit und nach Erstellung und Ausgleich der letzten Betriebskostenabrechnung abzurechnen.

§ 7 Werbemaßnahmen

7.1 Werbeschilder können nur in Absprache mit der Vermieterin angebracht werden.

7.2 Die Kosten der abgestimmten Beschilderung im Außen- und Innenbereich trägt die Mieterin.

7.3 Kleine Schilder können mit Firmen-Logo an der Wand links neben der Treppenhaustüre im 1. OG angebracht werden. An Stelle der Beschilderung vor der Büroeingangstüre kann auch eine Folie (die rückstandsfrei entfernt werden kann) auf der Büroeingangstüre angebracht werden. Die Kosten für diese Beschilderung trägt die Mieterin.

§ 8 Schönheitsreparaturen/Kleine Instandhaltungen

8.1 Schönheitsreparaturen übernimmt die Mieterin. Zu den Schönheitsreparaturen gehören insbesondere der Anstrich bzw. das Tapezieren mit überstreichbarer Raufasertapete der Wände und Decken, Reinigung der Bodenbelege, Innenanstrich von Türen, Fensterrahmen, Heizkörper und Versorgungsleitungen. Die Schönheitsreparaturen sind nach den jeweils gültigen Gesetzgebungen durchzuführen.

8.2 Die Kosten für kleine Instandhaltungen, die während der Mietdauer erforderlich werden, sind von der Mieterin zu tragen, soweit die Schäden nicht vom anderen Vertragspartner zu vertreten sind. Die kleinen Instandhaltungen umfassen nur das Beheben kleinerer Schäden und Wartungsarbeiten an Installationsgegenständen für Elektrizität, an Verschlussvorrichtungen für Türen, Fenster und Fensterläden, sowie Verglasungen und vergleichbaren Kleinreparaturen.

8.3 Die Verpflichtung der Mieterin ist je Reparatur auf € 77,-- begrenzt. Bei einem größeren Betrag findet eine anteilige Kostenbeteiligung der Mieterin nicht statt. Der Höchstbetrag im Mietjahr stellt sich auf 8 % der Jahresnettomiete (Miete ohne Betriebskosten).

8.4 Die Mieterin trägt ferner die Kosten für die jährliche Wartung der zur Mietsache gehörenden Elektrogeräte, Gasetagenheizung und Gasgeräte, insbesondere der Geräte zur Warmwasserzubereitung, soweit die Wartung vorgeschrieben und empfohlen ist. Der Gesamtbetrag ist auf € 77,-- im Mietjahr begrenzt.

§ 9 Übergabe und Zustand des Mietobjektes

Das Mietobjekt wird von der Mieterin unrenoviert übernommen. Der Zustand des Mietobjektes wird am Übergabetag mit Hilfe eines Übergabeprotokolls festgehalten. Die erforderlichen Schönheitsreparaturen (sind im Einzelnen aufzuführen) werden von Seiten der Mieterin bei Auszug ausgeführt (sog. Endrenovierungsklausel)

§ 10 Instandhaltung der Mieträume

10.1 Die Mieterin haftet der Vermieterin für Schäden, die nach dem Einzug von ihr, ihren Familienangehörigen, Personal, Untermietern, Gästen, Kunden, Lieferanten oder von ihr beauftragten Handwerkern verursacht werden.

10.2 Schäden in den Mieträumen hat die Mieterin, sobald sie sie bemerkt, der Vermieterin oder deren Beauftragten anzuzeigen.

10.3 Reparaturkosten an Wasserzapfstellen, Druckspülern, Spülkästen, Durchlauferhitzern und Boilern, Gas- oder Elektrogeräten, Heizkörpern (Öfen, Herde, Radiatoren usw.), Rollläden und Jalousien, Fensterscheiben, Lichtschaltern und Steckdosen hat die Mieterin der Vermieterin zu erstatten, soweit im Einzelfall die Kosten € 77,-- im Mietjahr 8 % der Netto-Jahresmiete nicht überschreiten.

10.4 Die Instandsetzungspflicht der Mieterin besteht nicht bezüglich solcher Schäden, gegen welche die Vermieterin versichert ist.

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§ 11 Betreten der Mieträume durch den Vermieter

11.1 Ist ein Verkauf oder eine Vermietung des Anwesens/der Büroeinheit beabsichtigt, darf die Vermieterin und/oder ihr Beauftragter zusammen mit den Interessenten nach vorheriger Anmeldung die Mieträume betreten. Bei begründeten Ausnahmefällen (z. B. auswärtige Interessenten) ist die Mieterin verpflichtet, eine Besichtigung auch abends bis 20.00 Uhr und an Sonn- und Feiertagen zu gestatten.

11.2 Die Mieterin muss dafür sorgen, dass die Räume auch in ihrer Abwesenheit betreten werden können. Bei längerer Abwesenheit hat die Mieterin sicherzustellen, dass die Rechte der Vermieterin im vorstehenden Sinn ausgeübt werden können. Die Mieterin hat die Schlüssel gegebenenfalls bei einer Vertrauensperson zu hinterlegen.

11.3 Die Mieterin verpflichtet sich, der Vermieterin und/oder ihren Beauftragten nach vorheriger Terminabsprache die Besichtigung der Büroeinheit bei begründetem Anlass zu gestatten.

11.4 Die Vermieterin oder von ihr Beauftragte dürfen die Mieträume zur Prüfung ihres Zustandes, zum Ablesen der Messgeräte oder aus sonstigen vernünftigen Gründen in angemessenen Zeitabständen und nach rechtzeitiger Vorankündigung betreten. Auf eine persönliche Verhinderung der Mieterin ist Rücksicht zu nehmen.

§ 12 Antennen, Kabelanschluss

12.1 Wird eine Gemeinschaftsantenne oder ein Kabelanschluss installiert, verpflichtet sich die Mieterin, sich an dieser Anlage anzuschließen und eine vorhandene Antenne auf eigene Kosten zu entfernen.

12.2 Erfolgt ein Anschluss des Anwesens an das Kabelfernsehen, ist die Mieterin auf Verlangen der Vermieterin verpflichtet, sich an die Kabelanlage anzuschließen. Die Umlegung der hierdurch entstehenden Kosten erfolgt nach dem Gesetz zur Regelung der Miethöhe.

12.3 Die Einrichtung von Funkantennen ist nur mit Zustimmung der Vermieterin gestattet. Die Einholung sonstiger Genehmigungen ist Sache der Mieterin. Die Vermieterin behält sich den jederzeitigen Widerruf der Gestattung vor, wenn sich zeigt, dass Schwierigkeiten (mit Behörden, Nachbarn, anderen Mietern etc.) auftreten.

12.4 Der Mieterin ist es nicht gestattet, eine Satellitenschüssel zu installieren.

§ 13 Vorzeitige Beendigung der Mietzeit

13.1 Endet das Mietverhältnis durch begründete fristlose Kündigung seitens der Vermieterin, haftet die Mieterin auch für den Schaden, den die Vermieterin dadurch erleidet, dass die Mieträume billiger vermietet werden müssen oder leer stehen.

13.2 Die Vermieterin ist im Rahmen ihrer Schadensminderungspflicht gehalten, sich um einen Ersatzmieter zu bemühen.

13.3 Die Mieterin anerkennt, dass ihr keinerlei Vorteilsausgleichung für den Fall zusteht, dass die Vermieterin einen höheren Mietzins als den zwischen den Parteien vereinbarten erzielt.

§ 14 Beendigung des Mietverhältnisses

14.1 Die Mietsache ist bei Beendigung des Mietvertrages geräumt und besenrein zurückzugeben.

14.2 Die der Mieterin auferlegten Verpflichtungen nach § 9 des Vertrages bleiben unberührt. Bei entsprechender Verpflichtungsübernahme hat die Mieterin die bis zum Ende des

Mietverhältnisses fälligen Schönheitsreparaturen und kleinen Instandhaltungen durchzuführen. Kommt sie dieser Verpflichtung innerhalb einer von der Vermieterin gesetzten Nachfrist nicht nach, so hat sie die entsprechenden Renovierungs- und Instandhaltungskosten zu ersetzen. Sind bei Ende des Mietverhältnisses Schönheitsreparaturen noch nicht fällig, so hat der Mieter einen Kostenanteil von den Kosten zu tragen, die eine im Falle der Fälligkeit bei Ende des Mietverhältnisses durchzuführende fachgerechte Schönheitsreparatur verursacht hätte. Der zu zahlende Kostenanteil errechnet sich pro rata temporis nach dem Verhältnis der für die Schönheitsreparaturen geltenden Frist zu dem Zeitraum, der seit Ausführung der letzten Schönheitsreparaturen bis zu Räumung abgelaufen ist.

14.3 Hat die Mieterin bauliche Veränderungen an der Mietsache vorgenommen oder sie mit Einrichtungen versehen, so ist sie auf Verlangen der Vermieterin verpflichtet bei Ende des Mietvertrages auf ihre Kosten den ursprünglichen Zustand wieder herzustellen, auch wenn die Vermieterin diesen baulichen Veränderungen zugestimmt hatte, sofern nichts anderes schriftlich vereinbart ist.

§ 15 Rechtsformänderung des Mieters, Betriebssicherheit

15.1 Die Mieterin hat der Vermieterin unverzüglich anzuzeigen, wenn Änderungen in der Rechtsform ihres Unternehmens oder sonstige Änderungen im Handelsregister, bei der Gewerbeanmeldung oder in anderen, für das Mietverhältnis wichtigen Zusammenhängen eintreten.

15.2 Veräußert die Mieterin ihren gesamten Betrieb oder einen Teilbetrieb, so geht das Mietverhältnis nicht schon deshalb auf den Erwerber des Betriebs bzw. Teilbetrieb über. Vielmehr bedarf es wegen des Überganges des Mietverhältnisses einer gesonderten schriftlichen Vereinbarung der Mieterin und ihres Rechtsnachfolgers mit der Vermieterin. Ein Anspruch auf Übergang des Mietverhältnisses besteht nicht.

§ 16 Sonstiges

16.1 Die Mieterin hat keinen Rechtsanspruch auf die Gästeparkplätze.

16.2 Die Gästeparkplätze können zu je € 20,00 monatlich angemietet werden, soweit verfügbar.

16.3 Die Vermieterin behält sich das Recht vor, von dem Vertrag zurückzutreten, wenn die vereinbarten Maßnahmen z. B. wegen behördlicher Auflagen o. Ä. nicht oder nur unter unverhältnismäßigem Aufwand durchführbar sind. Die Mieterin verzichtet auf Schadenersatzansprüche für den Fall des Rücktrittes der Vermieterin.

Bei Benutzung der Gemeinschaftsflächen sind Verschmutzungen aller Art zu vermeiden bzw. vom Benutzer zu beseitigen.

Die Büroeinheit gilt als übergeben, wenn ein Übergabeprotokoll durch den Verwalter erstellt und von der Mieterin und dem Verwalter unterschrieben worden ist.

§ 17 Schlussbestimmungen

17.1 Sollten einzelne Bestimmungen dieses Vertrages nichtig oder anfechtbar sein oder werden, so wird hiermit die Wirksamkeit des Vertrages im Übrigen nicht berührt. Solche Bestimmungen sind dann durch Neufassungen zu ersetzen, die dem Sinn und Zweck dieses Vertrages und dem Parteiwillen am besten gerecht werden. Diese Auslegungsregel gilt für etwaige mehrdeutige oder widersprüchlich Abreden.

17.2 Änderungen oder Ergänzungen dieses Vertrags bedürfen der Schriftform. Mündliche Nebenabreden bestehen nicht, dies gilt auch für diese Schriftform selbst.

Bonn, den 22. 03. 2012

HAUSVERWALTUNG
Herbert Feldmann
Rheinallee 10 - 11
53639 Königswinter

Unterschrift(en) / Stempel Vermieterin

Unterschrift(en) / Stempel Mieterin

Anlagen zum Mietvertrag:

1: Betriebskosten, Pkt. 1. – 18., zu § 3.2
2: Anlage zu §14 / Schönheitsreparaturen
3: Bestandteil des Mietvertrages über die Räumlichkeiten (Büroetage) Kaiserstraße 139-141
4: Grundriss der Büroetage 1.OG
5: Schematische Darstellung der Parkplatzsituation mit Markierung der drei Carport-Stellplätze
6: Übergabeprotokoll zu §9 (nach Übergabe der Einheit)

Anlage 1 des Mietvertrags

Betriebskosten

Betriebskosten sind die Kosten, die dem Eigentümer oder Erbbauberechtigten durch das Eigentum oder Erbbaurecht am Grundstück oder durch den bestimmungsmäßigen Gebrauch des Gebäudes, der Nebengebäude, Anlagen, Einrichtungen und des Grundstücks laufend entstehen. Sach- und Arbeitsleistungen des Eigentümers oder Erbbauberechtigten dürfen mit dem Betrag angesetzt werden, der für eine gleichwertige Leistung eines Dritten, insbesondere eines Unternehmers, angesetzt werden könnte; die Umsatzsteuer des Dritten darf nicht angesetzt werden.

1. Die laufenden öffentlichen Lasten des Grundstücks,
hierzu gehört namentlich die Grundsteuer.

2. Die Kosten der Wasserversorgung,
hierzu gehören die Kosten des Wasserverbrauchs, die Grundgebühren, die Kosten der Anmietung oder anderer Arten der Gebrauchsüberlassung von Wasserzählern sowie die Kosten ihrer Verwendung einschließlich der Kosten der Eichung sowie der Kosten der Berechnung und Aufteilung, die Kosten der Wartung von Wassermengenreglern, die Kosten des Betriebs einer hauseigenen Wasserversorgungsanlage und einer Wasseraufbereitungsanlage einschließlich der Aufbereitungsstoffe.

3. Die Kosten der Entwässerung,
hierzu gehören die Gebühren für die Haus- und Grundstücksentwässerung, die Kosten des Betriebs einer entsprechenden nicht öffentlichen Anlage und die Kosten des Betriebs einer Entwässerungspumpe.

4. Die Kosten
a) des Betriebs der zentralen Heizungsanlage einschließlich der Abgasanlage;
hierzu gehören die Kosten der verbrauchten Brennstoffe und ihrer Lieferung, die Kosten des Betriebsstroms, die Kosten der Bedienung, Überwachung und Pflege der Anlage, der regelmäßigen Prüfung ihrer Betriebsbereitschaft und Betriebssicherheit einschließlich der Einstellung durch eine Fachkraft, der Reinigung der Anlage und des Betriebsraums, die Kosten der Messungen nach dem Bundes-Immissionsschutzgesetz, die Kosten der Anmietung oder anderer Arten der Gebrauchsüberlassung einer Ausstattung zur Verbrauchserfassung sowie die Kosten der Verwendung einer Ausstattung zur Verbrauchserfassung einschließlich der Kosten der Eichung sowie der Kosten der Berechnung und Aufteilung;
oder
b) des Betriebs der zentralen Brennstoffversorgungsanlage;
hierzu gehören die Kosten der verbrauchten Brennstoffe und ihrer Lieferung, die Kosten des Betriebsstroms und die Kosten der Überwachung sowie die Kosten der Reinigung der Anlage und des Betriebsraums;
oder
c) der eigenständig gewerblichen Lieferung von Wärme, auch aus Anlagen im Sinne des Buchstabens a;
hierzu gehören das Entgelt für die Wärmelieferung und die Kosten des Betriebs der zugehörigen Hausanlagen entsprechend Buchstabe a;
oder
d) der Reinigung und Wartung von Etagenheizungen und Gaseinzelfeuerstätten;
hierzu gehören die Kosten der Beseitigung von Wasserablagerungen und Verbrennungsrückständen in der Anlage, die Kosten der regelmäßigen Prüfung der Betriebsbereitschaft und Betriebssicherheit und der damit zusammenhängenden Einstellung durch eine Fachkraft sowie die Kosten der Messungen nach dem Bundes-Immissionsschutzgesetz.

5. Die Kosten
a) des Betriebs der zentralen Warmwasserversorgungsanlage;
hierzu gehören die Kosten der Wasserversorgung entsprechend Nummer 2, soweit sie nicht dort bereits berücksichtigt sind, und die Kosten der Wassererwärmung entsprechend Nummer 4 Buchstabe a;
oder
b) der eigenständig gewerblichen Lieferung von Warmwasser, auch aus Anlagen im Sinne des Buchstabens a;
hierzu gehören das Entgelt für die Lieferung des Warmwassers und die Kosten des Betriebs der zugehörigen Hausanlagen entsprechend Nummer 4 Buchstabe a;
oder
c) der Reinigung und Wartung von Warmwassergeräten;
hierzu gehören die Kosten der Beseitigung von Wasserablagerungen und Verbrennungsrückständen im Innern der Geräte sowie die Kosten der regelmäßigen Prüfung der Betriebsbereitschaft und Betriebssicherheit und der damit zusammenhängenden Einstellung durch eine Fachkraft.

6. Die Kosten verbundener Heizungs- und Warmwasserversorgungsanlagen
a) bei zentralen Heizungsanlagen entsprechend Nummer 4 Buchstabe a und entsprechend Nummer 2, soweit sie nicht dort bereits berücksichtigt sind;
oder
b) bei der eigenständig gewerblichen Lieferung von Wärme entsprechend Nummer 4 Buchstabe c und entsprechend Nummer 2, soweit sie nicht dort bereits berücksichtigt sind;
oder
c) bei verbundenen Etagenheizungen und Warmwasserversorgungsanlagen entsprechend Nummer 4 Buchstabe d und entsprechend Nummer 2, soweit sie nicht dort bereits berücksichtigt sind.

7. Die Kosten des Betriebs des Personen- oder Lastenaufzugs,
hierzu gehören die Kosten des Betriebsstroms, die Kosten der Beaufsichtigung, der Bedienung, Überwachung und Pflege der Anlage, der regelmäßigen Prüfung ihrer Betriebsbereitschaft und Betriebssicherheit einschließlich der Einstellung durch eine Fachkraft sowie die Kosten der Reinigung der Anlage.

8. Die Kosten der Straßenreinigung und Müllbeseitigung,
zu den Kosten der Straßenreinigung gehören die für die für die öffentliche Straßenreinigung zu entrichtenden Gebühren und die Kosten entsprechender nicht öffentlicher Maßnahmen; zu den Kosten der Müllbeseitigung gehören namentlich die für die Müllabfuhr zu entrichtenden Gebühren, die Kosten entsprechender nicht öffentlicher Maßnahmen, die Kosten des Betriebs von Müllkompressoren, Müllschluckern, Müllabsauganlagen sowie des Betriebs von Müllmengenerfassungsanlagen einschließlich der Kosten der Berechnung und Aufteilung.

9. Die Kosten der Gebäudereinigung und Ungezieferbekämpfung,
zu den Kosten der Gebäudereinigung gehören die Kosten für die Säuberung der von den Bewohnern gemeinsam genutzten Gebäudeteile, wie Zugänge, Flure, Treppen, Keller, Bodenräume, Waschküchen, Fahrkorb des Aufzugs.

10. Die Kosten der Gartenpflege,
hierzu gehören die Kosten der Pflege gärtnerisch angelegter Flächen einschließlich der Erneuerung von Pflanzen und Gehölzen, der Pflege von Spielplätzen einschließlich der Erneuerung von Sand und der Pflege von Plätzen, Zugängen und Zufahrten, die dem nicht öffentlichen Verkehr dienen.

a

11. Die Kosten der Beleuchtung,
hierzu gehören die Kosten des Stroms für die Außenbeleuchtung und die Beleuchtung der von den Bewohnern gemeinsam genutzten Gebäudeteile, wie Zugänge, Flure, Treppen, Keller, Bodenräume, Waschküchen.

12. Die Kosten der Schornsteinreinigung,
hierzu gehören die Kehrgebühren nach der maßgebenden Gebührenordnung, soweit sie nicht bereits als Kosten nach Nummer 4 Buchstabe a berücksichtigt sind.

13. Die Kosten der Sach- und Haftpflichtversicherung,
hierzu gehören namentlich die Kosten der Versicherung des Gebäudes gegen Feuer-, Sturm-, Wasser- sowie sonstige Elementarschäden, der Glasversicherung, der Haftpflichtversicherung für das Gebäude, den Öltank und den Aufzug.

14. Die Kosten für den Hauswart,
hierzu gehören die Vergütung, die Sozialbeiträge und alle geldwerten Leistungen, die der Eigentümer oder Erbbauberechtigte dem Hauswart für seine Arbeit gewährt, soweit diese nicht die Instandhaltung, Instandsetzung, Erneuerung, Schönheitsreparaturen oder die Hausverwaltung betrifft.
Soweit Arbeiten vom Hauswart ausgeführt werden, dürfen Kosten für Arbeitsleistungen nach den Nummern 2 bis 10 und 16 nicht angesetzt werden.

15. Die Kosten
a) des Betriebs der Gemeinschafts-Antennenanlage,
hierzu gehören die Kosten des Betriebsstroms und die Kosten der regelmäßigen Prüfung ihrer Betriebsbereitschaft einschließlich der Einstellung durch eine Fachkraft oder das Nutzungsentgelt für eine nicht zu dem Gebäude gehörende Antennenanlage sowie die Gebühren, die nach dem Urheberrechtsgesetz für die Kabelweitersendung entstehen.
oder
b) des Betriebs der mit einem Breitbandkabelnetz verbundenen privaten Verteilanlage,
hierzu gehören die Kosten entsprechend Buchstabe a, ferner die laufenden monatlichen Grundgebühren für Breitbandanschlüsse.

16. Die Kosten des Betriebs der Einrichtungen für die Wäschepflege,
hierzu gehören die Kosten des Betriebsstroms, die Kosten der Überwachung, Pflege und Reinigung der Einrichtung, der regelmäßigen Prüfung ihrer Betriebsbereitschaft und Betriebssicherheit sowie die Kosten der Wasserversorgung entsprechend Nummer 2, soweit sie nicht dort bereits berücksichtigt sind.

17. Die **Kosten** der Verwaltung (Verwaltergebühren)

18. Sonstige Betriebskosten
hierzu gehören Betriebskosten im Sinne des § 1, die von den Nummern 1 bis 16 nicht erfasst sind.

Bestandteil des Mietvertrages

über die Räumlichkeiten (Büroetage)

Kaiserstraße 139-141, 53113 Bonn, 1. OG

vom 22.03. 2012

Das Gesetz zur Regelung des Rechts der Allgemeinen Geschäftsbedingungen (AGB-Gesetz) vom 09. Dezember 1976 (BGBl.I/1976, S. 3317) enthält auch Vorschriften über den Abschluss von Formular-Mietverträgen. Demgemäss ist nachstehende Erklärung des(r) Mieter(s) erforderlich:

Ich/Wir bestätige(n) hiermit ausdrücklich, dass ich (wir) vor Abschluss ausreichend Zeit gehabt habe(n), den heute mit der

Hausverwaltung Herbert Feldmann, Königswinter

abgeschlossenen Mietvertrag durchzulesen, die einzelnen Bestimmungen zu prüfen und zur Kenntnis zu nehmen.

Ich/Wir erkläre(n) mich/uns vorbehaltlos mit allen Bestimmungen des Vertrages einverstanden.

Bei Mietermehrheit bevollmächtigen wir uns gegenseitig in der Weise, dass jeder von uns allein mit Wirkung für und gegen alle Mitmieter Willenserklärungen des Vermieters entgegenzunehmen befugt ist.

Bonn, den 22.03. 2012

....

....
(Unterschrift aller Mieter)

Schönheitsreparaturen

1. Die Schönheitsreparaturen während der Mietzeit übernimmt der Mieter auf eigene Kosten,. Für diese Schönheitsreparaturen gelten in der Regel folgende Fristen: Küche, Bad und WC alle drei Jahre, Wohn- und Schlafräume und Flure/Dielen alle fünf Jahre, andere Nebenräume alle sieben Jahre. Den Innenanstrich der Fenster und Türen, sowie den Anstrich der Fußleisten, Heizkörper und Heizrohre, kann der Vermieter alle sieben Jahre beanspruchen.

   Die vorgenannten Fristen gelten nur, soweit nicht nach dem Grad der Abnutzung eine spätere Ausführung erforderlich ist. Dem Mieter obliegt der Nachweis, dass die Mietsache noch nicht renovierungsbedürftig ist.

2. Die Schönheitsreparaturen umfassen das Tapezieren, Anstreichen der Wände und Decken, das Streichen der Fußböden – bzw. das Reinigen der ggf. vom Vermieter gestellten Teppichböden – einschließlich Leisten, Heizkörper und Heizrohre, Streichen der Innentüren, Fenster und Außentüren von innen.

3. Endet das Mietverhältnis vor Ablauf des Fristenplanes, beteiligt sich der Mieter bei seinem Auszug zeitanteilig wie folgt an den ggf. erforderlichen Renovierungskosten: Liegen die letzten Schönheitsreparaturen in Küchen, Baderäumen, Duschen und Toiletten während der Mietzeit regelmäßig länger als ein Jahr zurück, so zahlt der Mieter regelmäßig 33 %, liegen sie regelmäßig länger als zwei Jahre zurück, regelmäßig 66 % der erforderlichen Renovierungskosten.

   Liegen die letzten Schönheitsreparaturen in Wohn- und Schlafräumen, Fluren und Dielen während der Mietzeit regelmäßig länger als ein Jahr zurück, zahlt der Mieter regelmäßig 20 %, liegen sie regelmäßig länger als zwei Jahre zurück, regelmäßig 40 %, regelmäßig länger als drei Jahre regelmäßig 60 %, regelmäßig länger als vier Jahre, regelmäßig 80 % der erforderlichen Renovierungskosten.

   Liegen die letzten Schönheitsreparaturen in Bezug auf den Innenanstrich der Fenster und Türen sowie den Anstrich der Fußleisten, Heizkörper und Heizrohre regelmäßig länger als ein Jahr, zwei Jahre usw. zurück, zahlt der Mieter nach einem Jahr regelmäßig 14 % der erforderlichen Renovierungskosten, nach zwei Jahren 28 % usw.

   Auf begründeten Antrag des Mieters kann der Vermieter die vorgenannten Quoten der Beteiligung des Mieters an den erforderlichen Renovierungskosten auch verringern, wenn nach dem Grad der Abnutzung eine spätere Ausführung der Schönheitsreparaturen erforderlich wäre.

   Der Vermieter ist berechtigt, den Umfang dieses Kostenaufwandes durch einen Kostenvoranschlag eines Malerfachgeschäftes ermitteln zu lassen, wobei es dem Mieter unbenommen bleibt nachzuweisen, dass die Kosten des Voranschlages höher sind als ortsüblich. Dem Mieter ist ferner gestattet, seiner anteiligen Zahlungspflicht dadurch zuvorzukommen, dass er vor dem Ende des Mietverhältnisses die erforderlichen Schönheitsreparaturen in Eigenarbeit ausführt.

4. Die Schönheitsreparaturen müssen fachgerecht ausgeführt werden. Im Falle einer erforderlichen Neutapezierung kann der Vermieter verlangen, dass die alten Tapeten entfernt werden. Kommt der Mieter seiner vertraglich übernommenen Verpflichtung zur Durchführung der Schönheitsreparaturen bis zur Beendigung des Mietverhältnisses nicht, nicht vollständig oder nicht in der vereinbarten Weise nach, kann der Vermieter Schadensersatz anstatt der Leistung verlangen, wenn er dem Mieter erfolglos eine angemessene Frist zur Leistung oder Nacherfüllung bestimmt hat. Nach Ablauf der Frist ist der Vermieter berechtigt, vom Mieter Schadensersatz wegen Nichterfüllung zu verlangen. Zum Nachweis der Höhe des Schadens reicht die Vorlage eines Kostenvoranschlages eines Malerfachgeschäftes aus.

5. Der Vermieter ist zur Durchführung regelmäßiger Schönheitsreparaturen **nicht** verpflichtet.



1.OG.B1
10.15 m²
1.OG.16
16.36 m²
1.OG.17
30.94m²
1.OG.02
9.64m²
1.OG.03
25.52 m²
1.OG.04
18.23 m²
1.OG.05
14.52 m²
1.OG.06
18.39 m²
Aufzug
1.OG.01
3.01m²
1.OG.WC1
5.07m²
1.OG.WC2
6.17m²
1.OG.15
3.62m²
1.OG.Flur1
51.03 m²
1.OG.B2
2.34m²
1.OG.14
20.26 m²
1.OG.13
19.90 m²
1.OG.12
13.49 m²
1.OG.11
16.63 m²
1.OG.10
13.20 m²
1.OG.09
25.72 m²
1.OG.08
16.55 m²
1.OG.07
13.51 m²
1. Obergeschoss

Anmerkungen:

Die Flächenangaben der Balkone beziehen sich auf die tatsächliche Bodenfläche.
Für die Ermittlung der Mietfläche erfolgt ein rechnerischer Ansatz von 25%.

Bauherr: Dr. Mechthild Upgang
Women Business Park GmbH & Co.KG
Kaiserstraße 139 - 141
53113 Bonn

Architekt: ratioplan architekten gbr
gunnar freudiger - oliver klaes
heisterbacher straße 53
53639 königswinter

Bauvorhaben	Bürogebäude, Kaiserstraße 139, 53113 Bonn			
Bauteil	Leistungsphase: Bestandspl.	Massstab: 1 : 100	Datum: 29.03.11	Gezeichnet: ok
Planinhalt: Grundriss 1. Obergeschoss			Plan Nr.: 1.03	Index

Parksituation - Objekt Kaiserstraße 139 - 141, 53113 Bonn


SP - 3 überdacht 80 €
SP - 2 überdacht 60 €
SP - 1 überdacht 45 €
SP - 4 Carport
SP - 5 Carport
SP - 6 Carport
SP - 7
SP - 8 - Garage 1
SP - 9 - Garage 2
SP - 10 - Garage 3 derzeit Fahrradraum
SP - 11
SP - 12
SP - 13 Carport
SP - 14 Carport
SP - 15 Carport 60 €
SP - 16
SP - 17
SP - 18
Gäste - Parkplätze